    Filed pursuant to Rule 424(b)(5)

         Registration No. 333-230503

PROSPECTUS SUPPLEMENT

(To prospectus dated April 11, 2019)

428,600 Shares

Common Stock

Staffing 360 Solutions, Inc.

We are offering 428,600 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NASDAQ Capital Market under the symbol “STAF.” The last reported sale price of our common stock on the NASDAQ Capital Market on July 29, 2019 was $1.50 per share.

As of July 22, 2019, the aggregate market value of our common stock held by non-affiliates, or our public float, was $11,084,738, based on a total number of 8,251,548 shares of common stock outstanding, of which 6,227,381 shares of common stock were held by non-affiliates, and a price of $1.78 per share, the closing price of our common stock on July 22, 2019. As of the date hereof, we have sold $1,013,393 shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$1.40	$600,040
Placement agent fees (1)	$0.112	$48,003
Proceeds, before expenses, to us	$1.288	$552,037

(1)

In addition, we will pay certain filing fees and expenses incurred by the placement agent and the placement agent’s counsel up to $13,000.  See “Plan of Distribution” on page S-25 of this prospectus supplement for more information regarding the placement agent’s compensation.

We have retained ThinkEquity, a division of Fordham Financial Management, Inc. as our non-exclusive placement agent to use its reasonable efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

The delivery of the shares of common stock to purchasers is expected to be made on or about July 31, 2019.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is July 29, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-230503) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2019 and was declared effective on April 11, 2019.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock to certain investors and adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities.

We obtained the industry and market data in this prospectus supplement, the accompanying prospectus and the incorporated documents from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus supplement and the accompanying prospectus in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the documents and financial statements and related notes that are incorporated by reference herein. Unless the context requires otherwise, references in this prospectus to “Staffing 360,” “we,” “us” and “our” refer to Staffing 360 Solutions, Inc. together with its consolidated subsidiaries.

Business Overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines.  Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

Recent Developments

CBS Butler Settlement

On July 5, 2019, the Company and Staffing 360 Solutions Limited (“Staffing (UK)”) entered into a Settlement Deed (the “Deed”) with the certain selling shareholders (“CBS Butler Shareholders”) of CBS Butler Holdings Limited (“CBS Butler”). CBS Butler was acquired by the Company pursuant to a share purchase agreement between the Company and the CBS Butler Shareholders on September 15, 2017. The Deed was made by the parties with respect to (i) a claim for indemnification by the Company and Staffing (UK) against the CBS Butler Shareholders for breach of representations and warranties resulting in damages of up to GBP 4.9 million and (ii) a claim by the CBS Butler Shareholders against the Company and Staffing (UK) for earn-out payments under the share purchase agreement in the amount of approximately GBP 3.5 million (collectively, the “Claims”). Among other agreements contained in the Deed, the parties agreed to the full and final satisfaction of Claims in exchange for a payment of approximately GBP 2.1 million by the Company and Staffing (UK) to the CBS Butler Shareholders, which was due no later than July 26, 2019. The Company expects to make the payment as soon as practicable following the closing of this offering.

Corporate Information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF,” on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

The Offering

Common stock offered by us	428,600 shares.

Common stock outstanding after this offering	8,680,148 shares.

Use of proceeds

While our Series E Convertible Preferred Stock (the “Base Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock,” and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”) are outstanding, we are generally prohibited from using the proceeds from offerings of equity securities for any purpose other than redeeming our Series E Preferred Stock, subject to certain limited exceptions.

The holders of a majority of our outstanding shares of Series E Preferred Stock have granted us a waiver that permits us to use the proceeds of this offering to fund a portion of the GBP 2.1 million that we are required to pay to the CBS Butler Shareholders pursuant to the Deed. We expect to apply all of the net proceeds of this offering towards such GBP 2.1 million payment.

See “Use of Proceeds” on page S-21.

Risk factors

See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

NASDAQ Capital Market symbol	STAF

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 8,251,548 shares of common stock outstanding as of July 29, 2019 and excludes, as of that date:

•	79,560 shares of common stock issuable upon exercise of stock options;

•	43,238 shares of common stock issuable upon potential conversion of Series A Preferred Stock;

•	7,303,371 shares of common stock issuable upon potential conversion of 13,000 shares of Base Series E Preferred Stock;

•	276,506 shares of common stock issuable upon potential conversion of 459 shares of Series E-1 Preferred Stock issued as dividends to the holders of the Base Series E Preferred Stock;

•	965,934 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering at a volume weighted average price of $1.78;

•

up to 3,639,157 additional shares of common stock issuable upon potential conversion of shares of Series E-1 Preferred Stock issuable as dividends payable to the holders of the Base Series E Preferred Stock, based on 6,500 shares of preferred stock designated as Series E-1 Preferred Stock pursuant to the Certificate of Designation of Series E Preferred Stock;

•	375,000 shares of common stock issuable pursuant to outstanding performance awards;

•	512,010 shares of common stock issuable upon the vesting of unvested restricted stock awards; and

•	any shares of common stock issuable upon the conversion of any Series E-1 Preferred Stock issued as future dividends on the outstanding Base Series E Preferred Stock.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus supplement, the accompanying prospectus and the other information and documents incorporated by reference in this prospectus supplement, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have incurred significant losses since our inception and may continue to incur losses and thus may never achieve or maintain profitability.

We may incur operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with the staffing industry, we are unable to predict the extent of any future losses or when we will become profitable, if at all.  Expected future operating losses will have an adverse effect on our cash resources, stockholders’ equity and working capital.

Our failure to become and remain profitable could depress the value of our stock and impair our ability to raise capital, expand our business, maintain our development efforts, diversify our portfolio of staffing companies, or continue our operations. A decline in our value could also cause you to lose all or part of your investment.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of March 30, 2019, our total gross debt payables amounted to approximately $(53.3) million. Our level of debt could have significant consequences to our stockholders, including the following:

•

requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;

•	limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

•	increasing our vulnerability to both general and industry-specific adverse economic conditions;

•	putting us at a competitive disadvantage versus less leveraged competitors; and

•	increasing vulnerability to changes in the prevailing interest rates.

Our ability to make payments of principal and interest, or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors. Our business is generating positive cash flow however it may not generate cash flow in the future sufficient to service our debt because of factors beyond our control, including but not limited to our ability to expand our operations. If we are unable to generate sufficient cash flows, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. A default on our debt obligations could have a material adverse effect on our business, financial condition and results of operations and may cause you to lose all or part of your investment.

Our debt instruments and the certificate of designation for our Series E Preferred Stock contain covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.

Covenants in our debt instruments and the certificate of designations for our Series E Preferred Stock impose operating and financial restrictions on us. These restrictions prohibit or limit our ability to, among other things:

•	pay cash dividends to our stockholders subject to certain limited exceptions;

•	redeem or repurchase our common stock or other equity;

•	incur additional indebtedness;

•	permit liens on assets;

•	make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);

•	sell, lease, license, lend or otherwise convey an interest in a material portion of our assets;

•	cease making public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	sell or otherwise issue shares of our common stock or other capital stock subject to certain limited exceptions.

Our failure to comply with the restrictions in our debt instruments and/or our certificate of designations for the Series E Preferred Stock could result in events of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date or require us to redeem our Series E Preferred Stock. The holders of our debt and Series E Preferred Stock may require fees and expenses to be paid or other changes to terms in connection with waivers or amendments. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates.

In addition, these restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities.  In further addition, certain provisions of the certificate of designations of our Series E Preferred Stock require us to use proceeds from any sales of our common stock to redeem shares of the Series E Preferred Stock, which could limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

The Jackson Note is secured by substantially all of the Company’s assets and the terms of the Jackson Note may restrict the Company’s current and future operations. Additionally, Jackson may be able to exert significant influence over us as our senior secured and the beneficial owner of a substantial percentage of our outstanding shares of common stock.

Our secured note agreement (the “Jackson Note”) with Jackson Investment Group, LLC (“Jackson”) contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. The Jackson Note includes covenants limiting or restricting, among other things, our ability to:

•	incur or guarantee additional indebtedness;

•	pay distributions on, redeem or repurchase shares of the Company’s capital stock or redeem or repurchase any of the Company’s subordinated debt;

•	make certain investments;

•	sell assets;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to the Company;

•	incur or allow the existence of liens;

•	consolidate, merge or transfer all or substantially all of the Company’s assets;

•	engage in transactions with affiliates.

In addition, the Jackson Note contains financial covenants including, among other things, a fixed charge coverage ratio, minimum liquidity requirements and total leverage ratio.  A breach of any of these financial covenants could result in a default under the Jackson Note. If any such default occurs, Jackson may elect to declare all outstanding borrowings, together with accrued interest and other amounts payable thereunder, to be immediately due and payable.  In addition, following an event of default under the Jackson Note, Jackson will have the right to proceed against the collateral granted to it to secure the debt, which includes our available cash. If the debt under the Jackson Note was to be accelerated, we cannot assure you that our assets would be sufficient to repay in full our debt.

In addition to being our senior secured lender, Jackson owns in excess of 17.8% of the Company’s outstanding common stock, not including shares issuable upon conversion of certain warrants and Base Series E Preferred Stock and Series E-1 Preferred Stock. Jackson beneficially owns 56.5% of our common stock, including shares issuable upon the exercise of such warrants and conversion of the Base Series E Preferred Stock and Series E-1 Preferred Stock. Accordingly, Jackson may be able to exert significant influence over the Company.

We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.

We require significant amounts of working capital to operate our business. We often have high receivables from our customers, and as a staffing company, we are prone to cash flow imbalances because we funnel payroll payments from employers to temporary workers. Cash flow imbalances also occur because we must pay temporary workers even when we have not been paid by our customers. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to our temporary workers and to satisfy our workers’ compensation liabilities. As a result, we must maintain sufficient cash availability to pay temporary workers and fund related tax liabilities prior to receiving payment from customers.

In addition, our operating results tend to be unpredictable from quarter to quarter.  Demand for our services is typically lower during traditional national vacation periods in the United States and United Kingdom when customers and candidates are on vacation.  No single quarter is predictive of results of future periods. Any extended period of time with low operating results or cash flow imbalances could have a material adverse effect on our business, financial condition and results of operations.

We derive working capital for our operations through cash generated by our operating activities and borrowings under our debt instruments. We believe that our current sources of capital are adequate to meet our working capital needs. However, our available sources of capital are limited. If our working capital needs increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The amount we are entitled to borrow under our debt instruments is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from our operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of our eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce our ability to react to changes in the market or industry conditions.

We will need to raise additional capital to meet our business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of our common stock to decline.

As of March 30, 2019, the Company had a working capital deficiency of approximately $13.4 million, an accumulated deficit of approximately $71.4 million and a net income of approximately $0.2 million. As a result of our recent financings, we believe that we will be able to fund our operations, implement our business plan and pursue the acquisition of broad spectrum staffing companies through the next twelve months. However, we will need to raise additional capital to pursue growth opportunities, improve our infrastructure, finance our operations and otherwise make investments in assets and personnel that will allow us to remain competitive. Additional capital would be used to accomplish the following:

•	financing our current operating expenses;

•	pursuing growth opportunities;

•	making capital improvements to improve our infrastructure;

•	hiring and retaining qualified management and key employees;

•	responding to competitive pressures;

•	complying with regulatory requirements; and

•	maintaining compliance with applicable laws.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline further and existing stockholders may not agree with our financing plans or the terms of such financings.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

Our growth of operations could strain our resources and cause our business to suffer.

We plan to continue growing our business organically through expansion, sales efforts, and strategic acquisitions, while maintaining tight controls on our expenses and overhead. Lean overhead functions combined with focused growth may place a strain on our management systems, infrastructure and resources, resulting in internal control failures, missed opportunities, and staff attrition which could impact our business and results of operations.

We may be unable to develop, implement and maintain appropriate internal controls over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results and current and potential stockholders may lose confidence in our financial reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, and the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules require that our management report annually on the effectiveness of our internal control over financial reporting and our disclosure controls and procedures. Among other things, our management must conduct an assessment of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. As disclosed in our prior periodic filings with the Securities and Exchange Commission, we identified material weaknesses in our internal control over financial reporting relating to the accounting for complex debt and equity instruments. While we believe that we have remediated this material weakness, we cannot assure you that additional material weaknesses will not be identified in the future.

Any failure to implement or maintain required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, or could result in material misstatements in our consolidated financial statements. These misstatements could result in a restatement of our consolidated financial statements, cause us to fail to meet our reporting obligations, reduce our ability to obtain financing or cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002 require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of the company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

In addition, discovery and disclosure of a material weakness, by definition, could have a material adverse impact on our financial statements. Such an occurrence could discourage certain customers or suppliers from doing business with us, cause downgrades in our future debt ratings leading to higher borrowing costs and affect how our stock trades. This could, in turn, negatively affect our ability to access public debt or equity markets for capital.

Our strategy of growing through acquisitions may impact our business in unexpected ways.

Our growth strategy involves acquisitions that help us expand our service offerings and diversify our geographic footprint. We continuously evaluate acquisition opportunities, but there are no assurances that we will be able to identify acquisition targets that complement our strategy and are available at valuation levels accretive to our business.

Even if we are successful in acquiring, our acquisitions may subject our business to risks that may impact our results of operation:

•	inability to integrate acquired companies effectively and realize anticipated synergies and benefits from the acquisitions;

•	diversion of management’s attention to the integration of the acquired businesses at the expense of delivering results for the legacy business;

•

inability to appropriately scale critical resources to support the business of the expanded enterprise and other unforeseen challenges of operating the acquired business as part of the Company’s operations;

•	inability to retain key employees of the acquired businesses and/or inability of such key employees to be effective as part of the Company’s operations;

•	impact of liabilities of the acquired businesses undiscovered or underestimated as part of the acquisition due diligence;

•

failure to realize anticipated growth opportunities from a combined business, because existing and potential clients may be unwilling to consolidate business with a single supplier or to stay with the acquirer post acquisition;

•	impacts of cash on hand and debt incurred to finance acquisitions, thus reducing liquidity for other significant strategic objectives; and

•	internal controls, disclosure controls, corruption prevention policies, human resources and other key policies and practices of the acquired companies may be inadequate or ineffective.

We face risks associated with litigation and claims.

We are a party to certain legal proceedings as further described in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, which is incorporated by reference herein.  In addition, from time to time, we may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business and relate to contractual and other obligations. Due to the uncertainties of litigation, we can give no assurance that we will prevail on any claims made against us in any such lawsuit. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results. Adverse outcomes in some or all of these claims may result in significant monetary damages that could adversely affect our ability to conduct our business.

The potential U.K. exit from the European Union as a result of the U.K. triggering Article 50 of the Treaty on European Union could harm our business, financial condition or results of operations.

On March 29, 2017, the U.K. triggered Article 50 of the Treaty on European Union (“EU”) by notifying the European Council of its intention to withdraw from the European Union (commonly referred to as “Brexit”). Due to an extension granted on April 11, 2019, the U.K’s exit from EU is scheduled to occur on October 31, 2019 (“Separation Date”). The purpose of this extension is to allow for the ratification of a provisional withdrawal agreement by the U.K. House of Commons. If the withdrawal agreement is ratified, the U.K. will leave the EU earlier than October 31, 2019.

Because this is an unprecedented event, it is unclear what long-term economic, financial, trade and legal implications the withdrawal of the U.K. from the EU will have and how such withdrawal could affect our business. The actual exit of the U.K. from the EU could cause disruptions to and create uncertainty surrounding our business and generally have a negative effect on the U.K. economy. In addition, the initial Brexit vote in 2016 caused significant volatility in currency exchange rates and continued uncertainty regarding Brexit may result in future exchange rate volatility. Any of these effects of Brexit, could materially harm our business, financial condition or results of operations.

Our revenue may be adversely affected by fluctuations in currency exchange rates.

A significant portion of our expenditures are expected to be derived or spent in British pounds. However, we report our financial condition and results of operations in U.S. dollars. As a result, fluctuations between the U.S. dollar and the British pound will impact the amount of our revenues and net income. For example, if the British pound appreciates relative to the U.S. dollar, the fluctuation will result in a positive impact on the revenues that we report. However, if the British pound depreciates relative to the U.S. dollar, which was the case during 2016, there will be a negative impact on the revenues we report due to such fluctuation. It is possible that the impact of currency fluctuations will result in a decrease in reported consolidated sales even though we may have experienced an increase in sales transacted in the British pound. Conversely, the impact of currency fluctuations may result in an increase in reported consolidated sales despite declining sales transacted in the British pound. The exchange rate from the U.S. dollar to the British pound has fluctuated substantially in the past and may continue to do so in the future. Though we may choose to hedge our exposure to foreign currency exchange rate changes in the future, there is no guarantee such hedging, if undertaken, will be successful.

We depend on attracting, integrating, managing, and retaining qualified personnel.

Our success is substantially dependent upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our customers’ needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.

We depend on our ability to attract and retain qualified temporary workers.

In addition to the members of our own team, our success is substantially dependent on our ability to recruit and retain qualified temporary workers who possess the skills and experience necessary to meet the staffing requirements of our customers. We are required to continually evaluate our base of available qualified personnel to keep pace with changing customer needs. Competition for individuals with proven professional skills is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available.

Our revenue can vary because our customers can terminate their relationship with us at any time with limited or no penalty.

We focus on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which customers can generally terminate at any time or reduce their level of use when compared to prior periods. To avoid large placement agency fees, large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Our business is also significantly affected by our customers’ hiring needs and their views of their future prospects. Our customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with us and, therefore, affect demand for our services. As a result, a significant number of our customers can terminate their agreements with us at any time, making us particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace. This could have a material adverse effect on our business, financial condition and results of operations.

Most of our contracts do not obligate our customers to utilize a significant amount of our staffing services and may be cancelled on limited notice, so our revenue is not guaranteed.

Substantially all of our revenue is derived from multi-year contracts that are terminable for convenience. Under our multi-year agreements, we contract to provide customers with staffing services through work or service orders at the customers’ request. Under these agreements, our customers often have little or no obligation to request our staffing services. In addition, most of our contracts are cancellable on limited notice, even if we are not in default under the contract. We may hire employees permanently to meet anticipated demand for services under these agreements that may ultimately be delayed or cancelled. We could face a significant decline in revenues and our business, financial condition or results of operations could be materially adversely affected if:

•	we see a significant decline in the staffing services requested from us under our service agreements;

•	our customers cancel or defer a significant number of staffing requests; or

•	our existing customer agreements expire or lapse and we cannot replace them with similar agreements.

If we are unable to retain existing customers or attract new customers, our results of operations could suffer.

Increasing the growth and profitability of our business is particularly dependent upon our ability to retain existing customers and capture additional customers. Our ability to do so is dependent upon our ability to provide high quality services and offer competitive prices. If we are unable to execute these tasks effectively, we may not be able to attract a significant number of new customers and our existing customer base could decrease, either or both of which could have an adverse impact on our revenues.

We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Several of our competitors have greater financial and marketing resources than we do.  New and existing competitors are aided by technology, and the market has low barriers to entry.  Furthermore, Internet employment sites expand a company’s ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of staffing companies obsolete. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Our future success will depend largely upon our ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. In addition, we believe that, with continuing development and increased availability of information technology, the industries in which we compete may attract new competitors. If our capabilities and technologies become obsolete or uncompetitive, our related sales and revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

Our operations may be affected by global economic fluctuations.

Customers’ demand for our services may fluctuate widely with changes in economic conditions in the markets in which we operate. Those conditions include slower employment growth or reductions in employment, which directly impact our service offerings. As a staffing company, our revenue depends on the number of jobs we fill, which in turn depends on economic growth. During economic slowdowns, many customer companies stop hiring altogether. For example, in prior economic downturns, many employers in our operating regions reduced their overall workforce to reflect the slowing demand for their products and services. We may face lower demand and increased pricing pressures during these periods, which this could have a material adverse effect on our business, financial condition and results of operations.

We could be adversely affected by risks associated with acquisitions and joint ventures.

We are engaged in the acquisition of U.S. and U.K. based staffing companies, and our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes.  To date, we have completed ten acquisitions.  We intend to expand our business through acquisitions of complementary businesses, services or products, subject to our business plans and management's ability to identify, acquire and develop suitable investments or acquisition targets in both new and existing service categories. In certain circumstances, acceptable investments or acquisition targets might not be available. Acquisitions involve a number of risks, including:

•	difficulty in integrating the operations, technologies, products and personnel of an acquired business, including consolidating redundant facilities and infrastructure;

•	potential disruption of our ongoing business and the distraction of management from our day-to-day operations;

•	difficulty entering markets in which we have limited or no prior experience and in which competitors have a stronger market position;

•	difficulty maintaining the quality of services that such acquired companies have historically provided;

•	potential legal and financial responsibility for liabilities of acquired businesses;

•	overpayment for the acquired company or assets or failure to achieve anticipated benefits, such as cost savings and revenue enhancements;

•	increased expenses associated with completing an acquisition and amortizing any acquired intangible assets;

•	challenges in implementing uniform standards, accounting policies, customs, controls, procedures and policies throughout an acquired business;

•	failure to retain, motivate and integrate key management and other employees of the acquired business; and

•	loss of customers and a failure to integrate customer bases.

Our business plan for continued growth through acquisitions is subject to certain inherent risks, including accessing capital resources, potential cost overruns and possible rejection of our business model and/or sales methods. Therefore, we provide no assurance that we will be successful in carrying out our business plan. We continue to pursue additional debt and equity financing to fund our business plan. We have no assurance that future financing will be available to us on acceptable terms or at all.

In addition, if we incur indebtedness to finance an acquisition, it may reduce our capacity to borrow additional amounts and require us to dedicate a greater percentage of our cash flow from operations to payments on our debt, thereby reducing the cash resources available to us to fund capital expenditures, pursue other acquisitions or investments in new business initiatives and meet general corporate and working capital needs. This increased indebtedness may also limit our flexibility in planning for, and reacting to, changes in or challenges relating to our business and industry.  The use of our common stock or other securities (including those convertible into or exchangeable or exercisable for our common stock) to finance any such acquisition may also result in dilution of our existing shareholders.

The potential risks associated with future acquisitions could disrupt our ongoing business, result in the loss of key customers or personnel, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial condition.

We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, our customer relationships and our ability to attract new customers may be adversely affected.

Our business could be interrupted by damage to or disruption of our computer and telecommunications equipment and software systems, and we may lose data. Our customers’ businesses may be adversely affected by any system or equipment failure we experience. As a result of any of the foregoing, our relationships with our customers may be impaired, we may lose customers, our ability to attract new customers may be adversely affected and we could be exposed to contractual liability. Precautions in place to protect us from, or minimize the effect of, such events may not be adequate. If an interruption by damage to or disruption of our computer and telecommunications equipment and software systems occurs, we could be liable and the market perception of our services could be harmed.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment information, about our employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, we rely on our own technology and systems, and those of third party vendors we use for a variety of processes. We and our third party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

We may be exposed to employment-related claims and losses, including class action lawsuits, which could have a material adverse effect on our business.

We employ people internally and in the workplaces of other businesses. Many of these individuals have access to customer information systems and confidential information. The risks of these activities include possible claims relating to:

•	discrimination and harassment;

•	wrongful termination or denial of employment;

•	violations of employment rights related to employment screening or privacy issues;

•	classification of temporary workers;

•	assignment of illegal aliens;

•	violations of wage and hour requirements;

•	retroactive entitlement to temporary worker benefits;

•	errors and omissions by our temporary workers;

•	misuse of customer proprietary information;

•	misappropriation of funds;

•	damage to customer facilities due to negligence of temporary workers; and

•	criminal activity.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies we have in place to help reduce our exposure to these risks will be effective or that we will not experience losses as a result of these risks. There can also be no assurance that the insurance policies we have purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

Our compliance with complicated regulations concerning corporate governance and public disclosure has resulted in additional expenses. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating public companies.

We are faced with expensive, complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure.  In addition, as a staffing company, we are regulated by the U.S. Department of Labor, the Equal Employment Opportunity Commission, and often by state authorities. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing compliance work.

Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

The requirements of being a public company place significant demands on our resources.

As a public company, we incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules subsequently implemented by the Securities and Exchange Commission and the NASDAQ Capital Market, have imposed various requirements on public companies. New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, and changes in required accounting practices and rules adopted by the Securities and Exchange Commission and the by NASDAQ Capital Market, would likely result in increased costs to us as we respond to their requirements.

Shareholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain and maintain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

Comprehensive tax reform bills could adversely affect our business and financial condition.

The U.S. government has enacted comprehensive tax legislation that includes significant changes to the taxation of business entities. These changes include, among others, (i) a permanent reduction to the corporate income tax rate, (ii) a partial limitation on the deductibility of business interest expense, (iii) a shift of the U.S. taxation of multinational corporations from a tax on worldwide income to a territorial system (along with certain rules designed to prevent erosion of the U.S. income tax base) and (iv) a one-time tax on accumulated offshore earnings held in cash and illiquid assets, with the latter taxed at a lower rate. Notwithstanding the reduction in the corporate income tax rate, the overall impact of this tax reform is uncertain, and our business and financial condition could be adversely affected.

Our future success is dependent, in part, on the performance and continued service of our executive officers. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are dependent to a great extent upon the experience, abilities, and continued service of Brendan Flood, our Chairman, Chief Executive Officer, and President, David Faiman, our Chief Financial Officer, Executive Vice President and Treasurer, and Alicia Barker, our Chief Operating Officer. We rely on the experience of our executive officers, who have specific knowledge relating to us and our industry, that is difficult to replace. Competition for experienced executives within our industry is also very intense.

A loss of our Chief Executive Officer or a member of our executive team, particularly to a competitor, could also place us at a competitive disadvantage. We may not be able to retain the services of any of our executives in the future. Although we have entered into employment agreements with our executive officers, we cannot guarantee that any key management personnel will remain employed by us. If we do not succeed in attracting well-qualified executive officers or retaining and motivating our existing executive team, our business could be harmed.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include that:

•

our board of directors has the exclusive right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•

a special meeting of stockholders may be called only by a majority of the board of directors, the executive chairman or the president, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	our stockholders do not have the right to cumulate votes in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	our board of directors may alter our bylaws without obtaining stockholder approval;

•

stockholders must provide advance notice and additional disclosures in order to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company; and

•

our board of directors is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Furthermore, our amended and restated certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders, which may include federal claims and derivative actions, except that if no state court located within the State of Delaware has jurisdiction over such claims (including subject matter jurisdiction), the sole and exclusive forum for such claim shall be the federal district court for the District of Delaware. We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, these provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. Specifically, the choice of forum provision in requiring that the state courts of the State of Delaware be the exclusive forum for certain suits would (i) not be enforceable with respect to any suits brought to enforce any liability or duty created by the Exchange Act and (ii) have uncertain enforceability with respect to claims under the Securities Act. The choice of forum provision in our amended and restated certificate of incorporation does not have the effect of causing our stockholders to have waived our obligation to comply with the federal securities laws and the rules and regulations thereunder.

Risks Related to our Common Stock and this Offering

You will experience immediate and substantial dilution if you purchase securities in this offering.

As of March 30, 2019, our net tangible book value was approximately $(46.7) million, or $(5.68) per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the offering price and our net tangible book value per share as of March 30, 2019, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.74 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

As of July 29, 2019, we had 8,251,548 outstanding shares of common stock. In addition, as of that date we had outstanding warrants to acquire 965,934 shares of common stock, options to acquire 79,560 shares of common stock, and 512,010 shares of common stock issuable upon the vesting of unvested restricted stock awards. In addition, 43,238 shares of common stock were issuable upon potential conversion of Series A Preferred Stock, 7,303,371 shares of common stock were issuable upon potential conversion of 13,000 Base Series E Preferred Stock, and 276,506 shares of common stock were issuable upon potential conversion of 459 shares of Series E-1 Preferred Stock. Additionally, a dividend payable in shares of Series E-1 Preferred Stock will accrue at a rate of 5% per annum of the liquidation value of the outstanding Base Series E Preferred Stock while the Base Series E Preferred Stock remains outstanding. Shares of Series E-1 Preferred Stock issued in the future will be convertible into 3,639,157 shares of common stock, unless we redeem all shares of Base Series E Preferred Stock on or prior to October 31, 2020, in which case we will cancel and extinguish all outstanding shares of Series E-1 Preferred Stock.

The issuance of shares of common stock upon the exercise of warrants or options or conversion of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock and would increase the number of our publicly traded shares, which could depress the market price of our common stock. The perceived risk of dilution as a result of the significant number of outstanding warrants, options and shares of convertible preferred stock may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock, which could further contribute to price declines in our common stock. The fact that our stockholders, warrant holders and option holders can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

Even if this offering is successful, we may need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had recurring losses from operations, negative operating cash flow and an accumulated deficit. We must raise additional funds in order to continue operating our business.  If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of March 30, 2019, we had cash and cash equivalents of $2.5 million and currently anticipate that our existing resources, together with the expected net proceeds from this offering, will be sufficient to fund our planned operations through the foreseeable future; however, we cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate.  As such, in order for us to pursue our business objectives, we may need to raise additional capital, which additional capital may not be available on reasonable terms or at all. Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.  The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder's ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or "float" for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;

•	changes in our earnings estimates;

•	investment recommendations by securities analysts following our business or our industry;

•	additions or departures of key personnel;

•	changes in the business, earnings estimates or market perceptions of our competitors;

•	our failure to achieve operating results consistent with securities analysts' projections;

•	changes in industry, general market or economic conditions; and

•	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

There can be no assurance that that we will be able to comply with the continued listing standards of NASDAQ.

Our common stock is listed on the NASDAQ Capital Market. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common stock on the NASDAQ Capital Market. For instance, in April 2018, we were notified by the staff of NASDAQ that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market. In response to this notice, we submitted a plan of compliance to the staff, and we ultimately completed a debt exchange transaction that resulted in our stockholders’ equity returning to compliance levels. As a result, on November 28, 2018, we were notified that we had regained compliance with all applicable NASDAQ listing standards.

If the NASDAQ Capital Market delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

An investment in our common stock should be considered illiquid and high risk.

An investment in our common stock requires a long-term commitment, with no certainty of return. Because we did not become a public reporting company by the traditional means of conducting an underwritten initial public offering of our common stock, we may be unable to establish a liquid market for our common stock. In addition, investment banks may be less likely to agree to underwrite primary or secondary offerings on our behalf or our stockholders in the future than they would if we had become a public reporting company by means of an underwritten initial public offering of common stock. If all or any of the foregoing risks occur, it would have a material adverse effect on us.

The United States Financial Industry Regulatory Authority, or FINRA, sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.  FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

We may reduce or suspend our dividend in the future.

In 2019, we initiated a dividend program under which we intend to pay a regular quarterly cash dividend of $0.01 per share to holders of our common stock. In the future, our Board of Directors may, without advance notice, determine to reduce or suspend our dividend in order to maintain our financial flexibility and best position our Company for long‑term success. The declaration and amount of future dividends is at the discretion of our Board of Directors and will depend on our financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements and other factors and restrictions our Board of Directors deems relevant. In addition, we are limited in our ability to pay dividends by certain of our existing agreements and the certificate of designations for our Series E Preferred Stock.  In particular, our debt agreements and certificate of designations for our Series E Preferred Stock only permit us to pay quarterly cash dividend of one cent per share of common stock issued and outstanding, provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter.  We may not pay such dividends if any events of default exist under our debt agreements or the certificates of designations for our Series E Preferred Stock.  In addition, so long as any shares of Series A Preferred Stock are outstanding, as they are at this time, we are not able to declare, pay or set apart for payment any dividend on any shares of common stock, unless at the time of such dividend we have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

Our ability to issue dividends is also subject to the requirements of Delaware law, which generally requires that any dividends must be paid out of our surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. We may not have an available surplus for dividends in the future.

Accordingly, we cannot be certain if we will be able to continue payment of the quarterly cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must mainly rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon our dissolution, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our company. In this event, you could lose some or all of your investment.

Special note regarding FORWARD-LOOKING STATEMENTS

This prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus supplement and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

We estimate that the net proceeds received by us from this offering, after deducting placement agent fees and expenses and other estimated offering expenses payable by us, will be approximately $511,000 if all the shares of common stock offered are sold.

While our Series E Preferred Stock is outstanding, we are required to use the proceeds of any sales of equity securities, including the common stock offered hereby, exclusively to redeem any outstanding shares of Series E Preferred Stock, subject to certain limitations.

As described herein, on July 5, 2019, the Company and Staffing (UK) entered into the Deed with the CBS Butler Shareholders, pursuant to which the parties settled certain outstanding claims related to a share purchase agreement between the Company and the CBS Butler Shareholders dated September 15, 2017. Pursuant to the Deed, the Company and Staffing (UK) agreed to, among other things, make a payment of approximately GBP 2.1 million to the CBS Butler Shareholders in satisfaction of the claims by no later than July 26, 2019. The holders of a majority of our outstanding Series E Preferred Stock have granted a waiver permitting us to use the net proceeds from this offering towards a portion of such GBP 2.1 million payment, and we currently expect to use all of the net proceeds from this offering for such purpose. We expect to make the payment to the CBS Butler Shareholders as soon as practicable following the closing of this offering.

DIVIDEND POLICY

On January 29, 2019, our board of directors approved a dividend program under which we intend to pay a regular quarterly cash dividend of $0.01 per share to the holders of our common stock. On February 28, 2019, we paid our first quarterly dividend in the amount of $0.01 per share to the holders of record of our common stock as of February 15, 2019. On May 30, 2019, we paid our second quarterly dividend in the amount of $0.01 per share to the holders of record of our common stock as of May 17, 2019.

We are limited in our ability to pay dividends by certain of our existing debt instruments and under the terms of our outstanding Series A Preferred Stock and Series E Preferred Stock. However, we have obtained waivers from the requisite holders of our debt instruments and the Series A Preferred Stock and Series E Preferred Stock to permit us to issue regular quarterly dividends on our common stock.

Our ability to issue dividends is subject to the requirements of Delaware law, which generally requires that any dividends must be paid out of our surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Our ability to pay future dividends will depend upon, among other factors, our cash balances and potential future capital requirements, debt service requirements, earnings, financial condition, the general economic and regulatory climate and other factors beyond our control that our board of directors may deem relevant. Our dividend payments may change from time to time, and we may not continue to declare dividends in the future.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of March 30, 2019 was approximately $(46.7) million, or $(5.68) per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of common stock we have outstanding. For purposes of this dilution section, all information is derived from our unaudited financial statements for the three-month period ended March 30, 2019.

After giving effect to the sale of 428,600 shares of our common stock offered by this prospectus supplement at the offering price of $1.40 per share, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 30, 2019 would have been approximately $(46.2) million, or $(5.34) per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.34 per share to our existing stockholders, and an immediate dilution of $6.74 per share to new investors purchasing our common stock in this offering at the offering price.

The following table illustrates this dilution on a per share basis:

Offering price per share		$1.40

Historical net tangible book value per share as of March 30, 2019	$(5.68)

Increase per share attributable to investors purchasing shares in this offering	$0.34

As adjusted net tangible book value per share after this offering		$(5.34)

Dilution to investors in this offering		$6.74

The information above is based on 8,234,348 shares of common stock outstanding as of March 30, 2019 and excludes, as of that date:

•	111,400 shares of common stock issuable upon exercise of stock options;

•	43,238 shares of common stock issuable upon potential conversion of Series A Preferred Stock;

•	7,303,371 shares of common stock issuable upon potential conversion of 243 shares of Base Series E Preferred Stock;

•	146,386 shares of common stock issuable upon potential conversion of 243 shares of Series E-1 Preferred Stock issued as dividends to the holders of the Base Series E Preferred Stock;

•	925,934 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering at a volume weighted average price of $1.76;

•

up to 3,769,277 additional shares of common stock issuable upon potential conversion of shares of Series E-1 Preferred Stock issuable as dividends payable to the holders of the Base Series E Preferred Stock, based on 6,500 shares of preferred stock designated as Series E-1 Preferred Stock pursuant to the Certificate of Designation of Series E Preferred Stock;

•	375,000 shares of common stock issuable pursuant to outstanding performance awards;

•	557,184 shares of common stock issuable upon the vesting of unvested restricted stock awards; and

•	any shares of common stock issuable upon the conversion of any Series E-1 Preferred Stock issued as future dividends on the outstanding Base Series E Preferred Stock.

To the extent that any options or warrants are exercised, new options are issued under our stock option or stock incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we will likely choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

plan of distribution

ThinkEquity, a division of Fordham Financial Management, Inc., which we refer to as the placement agent, has agreed to act as the placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of July 29, 2019. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its good faith, best efforts to arrange for the sale of all of the securities offered hereby.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement through orders by the purchasers. Payment for securities by certain purchasers to purchase 428,600 shares of common stock will be made directly to the issuer. Upon closing, we will deliver to each investor that delivers funds, the number of shares of common stock purchased by such investor.

We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

We have agreed to pay the placement agent upon the closing of this offering a cash fee equal to 8% of the aggregate purchase price paid by investors placed by the placement agent. In addition to the cash fee, we have agreed to reimburse the placement agent up to $13,000 of their out-of-pocket expenses incurred in connection with this offering.

Pursuant to certain “lock-up” agreements, our officers and directors have agreed, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the placement agent for a period of 90 days from the date of the placement agency agreement. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act.

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $511,000.

Delivery of shares of common stock issued and sold in this offering and payment for the shares is expected to occur on or about July 31, 2019.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon by Haynes and Boone, LLP, New York, New York. Certain matters will be passed upon for the placement agent by Pryor Cashman LLP, New York, New York.

EXPERTS

BDO USA, LLP an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal years ended December 29, 2018 and December 30, 2017 included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as set forth in their report, which is incorporated by reference in this prospectus.

Our consolidated financial statements are incorporated by reference in reliance on the reports of BDO USA, LLP given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on March 25, 2019;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2019, filed with the SEC on May 13, 2019;

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2015 together with any amendments thereto; and

•

Our Current Reports on Form 8-K, filed with the SEC on January 23, 2019 (first report), January 23, 2019 (second report), January 24, 2019, January 30, 2019, February 11, 2019 (first report), February 11, 2019 (second report), February 12, 2019, March 5, 2019, May 1, 2019, June 11, 2019, July 11, 2019 and July 29, 2019.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Staffing 360 Solutions, Inc.

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.” On March 25, 2019, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.47 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of March 21, 2019, the aggregate market value of our common stock held by non-affiliates, or our public float, was $13,998,392 based on a total number of 8,234,348 shares of common stock outstanding, of which 6,271,381 shares of common stock were held by non-affiliates, and a price of $1.70 per share, the closing price of our common stock on March 21, 2019. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 2 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus.  To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Staffing 360,” “we,” “us” and “our” refer to Staffing 360 Solutions, Inc. together with its wholly-owned subsidiaries.

Overview

Business overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines.  Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

Corporate information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any applicable prospectus supplement , as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

While our Series E Convertible Preferred Stock (the “Base Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock,” and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”) are outstanding, we are required to use the proceeds of any sales of equity securities, including any securities offered hereby, exclusively to redeem any outstanding shares of Series E Preferred Stock, except that we are permitted to use up to an aggregate of $3,000,000 of the gross proceeds from any equity offerings completed on or before November 15, 2019 for working capital purposes (the “Working Capital Basket”). As of the date of this prospectus, we had fully utilized the Working Capital Basket with the gross proceeds generated from previous equity offerings. Accordingly, without obtaining a waiver from the requisite holders of the Series E Preferred Stock, any proceeds from this offering or future equity offerings must be used to redeem the Series E Preferred Stock. As of March 25, 2019, we had 13,000 shares of Base Series E Preferred Stock and 243 shares of Series E-1 Preferred Stock outstanding having an aggregate redemption value of $13,243,000.

In the future, we may seek a waiver from the holders of the Series E Preferred stock to permit us utilize a portion of the proceeds of this offering for purposes other than redeeming the Series E Preferred Stock. The holders of our Series E Preferred Stock may not agree to sign any such waiver on terms that are favorable to us, or at all. Accordingly, unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us:

•	first, to redeem the Series E Preferred Stock; and

•

second, only after the Series E Preferred Stock has been fully redeemed or the restrictions related to the proceeds of this offering have been waived, for general corporate purposes, which may include, among other things, working capital, capital expenditures, and to the extent we have any debt, debt repayment.

We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our amended and restated certificate of incorporation authorizes us to issue 60,000,000 shares of capital stock, of which 40,000,000 are shares of common stock and 20,000,000 are shares of preferred stock. As of March 25, 2019, we had 8,234,348 shares of common stock, 1,663,008 shares of Series A Preferred Stock, 13,000 shares of Base Series E preferred Stock and 243 shares of Series E-1 Preferred Stock issued and outstanding. We currently have 1,663,008 shares designated as the Series A Preferred Stock and 19,500 shares designated as the Series E Preferred Stock, with the latter consisting of 13,000 shares designated as the Base Series E Preferred Stock and 6,500 shares as the Series E-1 Preferred Stock.

The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

As of March 25, 2019, there were 8,234,348 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. On January 29, 2019, our board of directors approved a dividend program under which we intend to pay a regular quarterly cash dividend of $0.01 per share to holders of our common stock, subject to the requirements of applicable law and our material agreements.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

As of March 25, 2019, we had 1,663,008 shares of Series A Preferred Stock, 13,000 shares of Base Series E Preferred Stock and 243 shares of Series E-1 Preferred Stock issued and outstanding.

Our board of directors has the authority, without further action by the stockholders, to issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.  Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

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the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

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permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
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except for directors, if any, elected by the holders of any series of preferred stock as provided for or fixed pursuant to any other provision, provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors; and
•	provide for a classified board of directors.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF WARRANTS

As of March 25, 2019, warrants to purchase an aggregate of 925,934 shares of our common stock with a weighted average exercise price of $1.76 per share were outstanding.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	through agents;

•	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The Nasdaq Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of December 29, 2018 and December 30, 2017 and for each of the two years in the period ended December 29, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements are incorporated by reference in reliance on the reports of BDO USA, LLP given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on March 25, 2019;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 28, 2015 together with any amendments thereto; and

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Our Current Reports on Form 8-K, filed with the SEC on January 23, 2019 (first report), January 23, 2019 (second report) January 24, 2019, January 30, 2019, February 11, 2019 (first report), February 11, 2019 (second report), February 12, 2019 and March 5, 2019.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

428,600 Shares

COMMON STOCK

ThinkEquity

a division of Fordham Financial Management, Inc.

July 29, 2019